SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ______________________

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                ------------------------------------------------
                                September 8, 2004


                             FARADAY FINANCIAL, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                        000-22236             33-0565710
--------------------------------   ------------------------  -------------------
(State or other jurisdiction of    (Commission file number)     (IRS employer
        incorporation)                                       identification no.)

           175 South Main, Suite 1240, SLC, Utah             84111
         ----------------------------------------          ----------
         (Address of principal executive offices)          (Zip code)


                                 (801) 502-6100
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c)


                   This document contains a total of 6 pages.

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Item 2.01 Completion of Acquisition or Disposition of Assets

         On or about August 2, 2004, the Company, Video Internet Broadcasting Corporation ("VIB") and Homenet Utah, Inc. ("Homenet"), a wholly owned subsidiary of the Company, entered into a Merger Agreement whereby Homenet would be merged into VIB ("Merger") with VIB to be the surviving corporation. The separate existence of Homenet would cease if the Merger becomes effective. Consummation of the Merger was subject to a number of contingencies. On August 23, 2004, the shareholders of VIB approved the Merger and on September 8, 2004, the Merger was consummated. In addition, on September 8, 2004, VIB's name was changed to "HomeNet Communications, Inc." There can be no assurance that the combined business operations will prove successful or that the transaction will prove to be favorable for the shareholders of the Company.

VIB

         VIB is a Washington corporation and involved in providing deployed Internet Protocol (IP) television services. VIB has approximately 4,000 paying video and data or data only subscribers in Utah and Washington State. VIB is a service provider for the delivery of video, data, and voice services ("triple play") to the municipal and government consumer markets.

         VIB provides these services over fiber optic systems designed and built by municipal and governmental entities. VIB has partnered with technology providers and well capitalized Public Utility Districts (PUDs) and cities to deploy its services in the initial targeted areas. In each case, the city or the utility deploys the fiber infrastructure to businesses and residences in their respective service areas. VIB leases this end-to-end fiber infrastructure from the utilities, on a per subscriber basis, thereby, it believes, minimizing its capital expenditures. VIB was recently selected as the initial service provider for the City of Provo, Utah to deliver video, data, and telephony to its population of 30,000 households and 3,000 businesses. It is anticipated that other providers will have the opportunity to "co-locate" on this system in the future; although VIB has a period of exclusivity while the system is being built out.

The Merger

         Upon closing of the Merger, each share of VIB capital stock that was issued and outstanding immediately prior to the closing was converted into
1.0903 shares of the Company's common stock and all previously outstanding shares of VIB capital stock is no longer outstanding and was automatically canceled and ceased to exist. All other securities convertible into or exercisable for shares of VIB capital stock, including but not limited to stock options, convertible debt and warrants issued by VIB prior to the effective date of the Merger, become, without further action, convertible into or exercisable for the number of shares of Company common stock determined by using the 1.0903 conversion factor. VIB had 2,184,939 shares of common stock outstanding, 350,550 shares of Series A Preferred Stock outstanding and options exercisable for an additional 424,000 shares of stock. The Company will issue approximately 3,226,731 shares of its common stock on a fully diluted basis in connection with the Merger from the identified securities.

         In addition to VIB securities identified in the prior paragraph, VIB is indebted to certain persons in what VIB management believes to be the aggregate principal amount of $273,000; as evidenced by fourteen (14) separate promissory notes (the "Convertible Notes"). The Convertible Notes are convertible into VIB Series B Preferred Stock. The holders of the Convertible Notes also received warrants to purchase an aggregate of 121,565 shares of VIB Series B Preferred Stock at an exercise price of $1.00 per share. The holders of four (4) of the Convertible Notes claim to be entitled to receive shares of VIB Series B Preferred Stock in addition to being paid the principal and accrued interest on their Convertible Notes ("Disputed Notes"). Immediately prior to the close of the Merger, VIB had no shares of Series B Preferred Stock outstanding and the Series B Preferred had not been authorized by the VIB Board of Directors.

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         The individual who negotiated and signed the Disputed Notes on VIB's behalf was VIB's Interim Chief Financial Officer and was also employed by the firm acting as the placement agent for the Convertible Notes ("Placement Agent"). The Disputed Notes were executed on terms not known to, or authorized by VIB's Board of Directors. Moreover, certain of the Disputed Notes are held by affiliates of the Placement Agent/Chief Financial Officer. VIB is engaged in negotiations with the holders of the Convertible Notes. Under the terms of the Merger Agreement, the Convertible Notes will be convertible into Company common stock at the conversion ratio of 1.0903 and any Series B Preferred Stock that may be issued before the Merger is closed is convertible into Company common stock on the same basis. However, there is a possibility that the Company may create a class of preferred stock that would be issued to the holders of Convertible Notes or the Disputed Notes upon conversion of such notes instead of issuing common stock to the holders of such notes. The exact number of shares of common or preferred stock issuable upon exercise of the notes and the rights, preferences and designations of the preferred stock if preferred stock is authorized for issuance is still subject to negotiation.

         The Placement Agent also claims that it is owed additional placement fees as a result of its agreement with VIB. If VIB is able to reach agreement with the holders of the Convertible Notes, it intends to request that the Company, in connection with the settlement of the claim, issue up to any additional 109,030 shares of Company common stock in order to settle the disputed claim over fees allegedly payable pursuant to a finder's fee agreement ("Finder's Fee Resolution"). However, there can be no assurance that the Finder's Fee Resolution will be settled on the stated terms or at all.

         In connection with the proposed Merger, the Company and VIB entered into loan agreements, pursuant to which the Company has lent VIB a principal amount of $670,000 as of June 30, 2004. VIB is in difficult financial circumstances and there can be no assurance that VIB will be able to repay the amounts lent.

Management

         In connection with the Merger, Mr. Frank Gillen replaced Ms. Kimberly Crowley as a director of VIB and Messrs. Michael W. Devine and W. Kelly Ryan continued as directors of that company. The persons currently serving as officers of VIB are Mr. W. Kelly Ryan who is acting as CEO, Mr. Michael W. Devine who is acting president, Mr. Jonathan Moore who is acting as CTO, Mr. Robert Murtagh who is acting as COO and Ms. Shauna Badger who is acting as secretary.

         In connection with the Merger, Ms. Shauna Badger resigned as a director of the Company, Mr. Frank Gillen continued as a director and Messrs. Michael Vanderhoof and Michael W. Devine were appointed as directors of the Company. In addition, on September 13, 2004, Mr. Gregory Haerr was also appointed so serve as a director of the Company. The persons currently serving as officers of the Company are Mr. W. Kelly Ryan who is acting as CEO, Mr. Frank Gillen who is acting as president, Mr. Michael Devine who is acting as CFO, Mr. Jonathan Moore who is acting as CTO and Ms. Shauna Badger who is acting as secretary.

         The Company anticipates entering into employment agreements with the key personnel and issuing stock options exercisable for between 2,000,000 and 3,000,000 shares of common stock to management of VIB and the Company in the immediate future.

Item 3.02 Unregistered Sales of Equity Securities

         In connection with the Merger the Company issued approximately 2,764,444 shares of common stock to the former holders of the VIB common stock and VIB Series A Preferred Stock and became obligated to issued up to an additional 462,287 shares of common stock upon exercise of options held by former VIB option holders. Additional shares of Company securities are issuable upon conversion of the Convertible Notes under the terms and subject to the contingencies discussed above. The Company did not use an underwriter in connection with these transactions and the transactions were exempt from registration pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 as promulgated thereunder. The Company did not use an underwriter in connection with these transactions and the transactions were exempt from registration

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pursuant to Section 4(2) of the Securities Act of 1933 and Rule 506 as
promulgated thereunder.

Item 5.01 Changes in Control of Registrant

         A description of the Merger transaction is set forth under Item 2.01. Immediately after the Merger, the historical shareholders of VIB owned 2,764,444 of the 5,082,444 shares of outstanding Company common stock which represents approximately 54% of the total issued and outstanding shares of the Company. These figures do not include the options exercisable for an additional 462,287 shares of common stock that were assumed by the Company in connection with the Merger, the securities issuable on conversion of the Convertible Notes or the possible securities issuable in connection with the Finder's Fee Resolution.

         Management is not aware of any other arrangements that may result in a change in control of the Company.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         Set forth below is certain information concerning each person that was appointed as a director or executive officer of the Company in connection with the Merger and thereafter.

         W. "Kelly" Ryan, is the CEO of the Company. Mr. Ryan is also the founder and has been principally employed as the CEO of VIB since 2001, and has overseen the successful deployment of IPTV services over a municipally funded fiber infrastructure. From 1993 to 2001, Mr. Ryan was a founder and CEO of InterVision Communications, Inc., a full-service video/film production, duplication, fulfillment, and distribution multi-media company. He built InterVision into the third largest video production house in the Pacific Northwest with key clients like Microsoft and Boeing. Prior to his work with InterVision, Mr. Ryan was General Manager of Seattle based Video Now, Inc. Throughout the decade of the 1980's, he was a distinguished independent producer for ESPN and recognized member of International Television Association (ITVA), and the Society of International Motion Pictures and Television Engineers (SIMPTE).

         Michael Devine, is the CFO and a director of the Company. Mr. Devine is also the President and Treasurer of VIB. Mr. Devine was previously employed in the public accounting profession in the Northwest, including the position of Managing Partner for a large regional accounting firm. For the past seven years he has been principally employed registered investment advisor with Heritage Capital Management, LLC. Mr. Devine also manages a Venture Capital fund. Prior to founding his own business, Mr. Devine held several senior management positions in the securities industry. He is a longstanding member of the American Institute of Certified Public Accountants.

         Michael Vanderhoof, is a director of the Company. For the past seven years, Mr. Vanderhoof's principal business activity has been as a private investor in early stage private and public companies. He is currently a director of Auxilio Inc. (NASDAQ: AUXO), a provider of integration strategies and outsourced services for Image Management in healthcare. While a director for Auxilio, he served as interim CEO and recently assisted Management in the negotiated sale of the Company's human capital software tools, and puchase of The Mayo Group. Mr. Vanderhoof has over 20 years experience in the capital markets.

         Gregory Haerr, is a director of the Company. Mr. Haerr is the founder and CEO of Century Software, www.centurysoftware.com, a leader in PC connectivity solutions, and Century Software Embedded Technologies, embedded.centurysoftware.com, a leading developer of core technologies for the worldwide embedded Linux applications market. Mr. Haerr has been principally employed by Century Software since 1985. Mr. Haerr brings over 25 years experience in the design, development, management and delivery of computer software on a broad range of systems, from Windows-based desktops, large UNIX back office systems, flat panel-based devices and today's 32-bit embedded RISC systems. An expert UNIX, Linux and Windows programmer and systems architect specializing in operating systems, interpreter, and graphics windowing system

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designs, Mr. Haerr earned a degree in Computer Science from the University of
California, San Diego in 1980. Mr. Haerr is currently a board member of Applied Data Systems, Inc, www.applieddata.net, a leading supplier of single-board, application-ready, RISC embedded systems computers employing flat panel displays.

         Jonathan Moore, PE, is the CTO of the Company and services as the CTO of VIB. Mr. Moore joined VIB in March 2004 and brings over 13 years of telecommunications experience to the Company. From 1997 to 2004 he was the principal engineer with the Grant County PUD where he was responsible for their open-access Gigabit Ethernet FTTH architecture enabling the triple play of voice, video, and data. This assignment included the design and implementation of a 300+ channel IP multicast video head-end. Prior to working for Grant County, Mr. Moore was Engineering Manager for American Paging in Minneapolis Minnesota where he designed a nationwide call and data center for their paging operations. Mr. Moore has also worked as Senior Design Engineer for American Communications Consultants in Nashville Tennessee where he designed telephone digital central offices and outside plant systems. Mr. Moore has a BSEE degree from the University of Wisconsin, is a licensed Professional Engineer in six states, is active in the IEEE 802.3ah Ethernet in the First Mile Task Force, and has held board positions with the Joy Public Broadcasting Corporation.

         Except as identified above, our directors and executive officers do not hold directorships in any other public companies and there are no family relationships between the Company's officers and directors. The compensation and other terms of the employment arrangements with the individuals identified in this Item 5.02 is still in the process of being finalized.

Certain Relationships and Related Transactions

         In connection with the proposed Merger, the Company and VIB entered into loan agreements, pursuant to which the Company has lent VIB a principal amount of $670,000 as of June 30, 2004. The individuals identified above in this
Item 5.02 were officers and directors of VIB at the time the loans were made.

Item 9.01 Financial Statements and Exhibits

         a.       Financial statements of businesses acquired

         The financial statements that are required pursuant to this Item 9.01 will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

         b.       Pro forma financial information

         The pro forma financial information that is required pursuant to this
Item 9.01 will be filed by amendment not later than 71 calendar days after the date that this initial report on Form 8-K was required to be filed.

         c.       Exhibits

         Not applicable.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 FARADAY FINANCIAL, INC.


Date: September 13, 2004                         By  /s/ Frank Gillen
                                                    --------------------------
                                                    Frank Gillen
                                                    President

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